Exhibit 99.1

HeartCore Reports Strong First Quarter 2023 Financial Results

-Company’s Q1 2023 Revenue Nearly Exceeds its Full Year 2022 Revenue

-Company’s Q1 2023 Net Income Exceeds its Full Year 2022 Net Income

NEW YORK, NY and TOKYO, JAPAN – May 22, 2023 – HeartCore Enterprises, Inc. (“HeartCore” or “the Company”), a leading software development company offering Customer Experience Management Platform (“CXM Platform”) and Digital Transformation (“DX”), reported financial results for the first quarter ended March 31, 2023.

First Quarter 2023 and Recent Operational Highlights

●	Grew total number of global enterprise customers to 916 as of March 31, 2023.
●	Signed tenth Go IPO consulting service agreement with rYojbaba Inc.
●	Integrated ChatGPT, a natural language artificial intelligence model, with HeartCore CMS to support automatic content creation for websites.
●	Partnered with Works Applications and AIM Consulting to improve their respective digital auditing solutions through its DX suite of offerings.
●	Signed eighth and ninth Go IPO clients by engaging Libera Gaming Operations and ICheck Co.
●	Acquired a 51% majority stake in Sigmaways Inc., a software engineering service provider delivering IT solutions.
●	Announced that HeartCore’s Content Management System (“CMS”) was introduced by Subaru Group to its centralized management platform for approximately 100 Subaru websites.

Management Commentary

“The first quarter was impressive in several ways, namely behind our record revenue and net income figures,” said CEO Sumitaka Yamamoto. “Our core software division drove robust operating results stemming from newly adopted marketing techniques and customer acquisition methods that were implemented last year; these changes led to profitability within this sector of our company. We are seeing this encouraging trend continue to persist which is why we are confident our software division will have a strong 2023. Additionally, our recently acquired subsidiary, Sigmaways, has been seamlessly integrated within our core operations and we’ve begun to manifest the synergies and capitalize on all joint projects.

“A significant contributing factor to our record-breaking quarter relates to our Go IPO business. Following the completion of two IPOs this past quarter, we’ve been able to reap the benefits from the warrants we received as part of the deal consummation. As I’ve previously shared, we have just scratched the tip of the iceberg with our Go IPO business line, as we expect to benefit from the closing of another six deals for the remainder of this year, including our biggest one yet around SBC Medical Group, which will add approximately $32.4 million to our top line. With our two-pronged growth strategy going into full effect, I am very confident in our team’s ability to make 2023 the strongest year for HeartCore across several measures.”

First Quarter 2023 Financial Results

Revenues increased 284% to $8.7 million compared to $2.3 million in the same period last year. The increase was primarily due to the expansion of the Go IPO business, as a growing number of Japanese venture companies continue to express interest in going public on the Nasdaq, in addition to the acquisition of Sigmaways and its subsidiaries.

Gross profit increased 361% to $5.6 million (gross margin of 64%) from $1.2 million (gross margin of 54%) in the same period last year. The increase was primarily due to the aforementioned expansion of the Company’s Go IPO business.

Operating expenses increased to $3.3 million from $2.8 million in the same period last year. The increase was primarily due to increased selling expenses, as well as increased general and administrative expenses.

Net income was $1.8 million, or $0.10 per diluted share, compared to net loss of approximately $1.6 million or $(0.09) per diluted share last year. The increase in net income was primarily due to the aforementioned expansion of the Company’s Go IPO business in addition to relatively stable operating expenses.

As of March 31, 2023, the Company had cash and cash equivalents of $5.2 million compared to $7.2 million as of December 31, 2022.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading software development company offering Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. Furthermore, HeartCore offers “Go IPO,” a consulting service where it assists private companies with uplisting onto the Nasdaq Stock Market. Additional information about the Company’s products and services is available at www.heartcore.co.jp and https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward- looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gatewayir.com

(949) 574-3860

HeartCore Enterprises, Inc.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the Three Months Ended March 31,
	2023	2022
Revenues	$8,734,150	$2,276,001

Cost of revenues	3,101,066	1,055,356

Gross profit	5,633,084	1,220,645

Operating expenses:
Selling expenses	568,642	205,918
General and administrative expenses	2,685,207	2,468,933
Research and development expenses	79,624	108,259

Total operating expenses	3,333,473	2,783,110

Income (loss) from operations	2,299,611	(1,562,465)

Other income (expenses):
Changes in fair value of investments in warrants	193,365	-
Interest income	31,605	1,458
Interest expenses	(39,840)	(11,271)
Other income	14,201	16,673
Other expenses	(29,457)	(23,662)
Total other income (expenses)	169,874	(16,802)

Income (loss) before income tax provision	2,469,485	(1,579,267)

Income tax expense (benefit)	661,448	(816)

Net income (loss)	1,808,037	(1,578,451)

Less: net loss attributable to non-controlling interest	(74,252)	-

Net income (loss) attributable to HeartCore Enterprises, Inc.	$1,882,289	$(1,578,451)

Other comprehensive income (loss):
Foreign currency translation adjustment	(25,034)	80,053

Total comprehensive income (loss)	1,783,003	(1,498,398)
Less: comprehensive loss attributable to non-controlling interest	(76,542)	-
Comprehensive income (loss) attributable to HeartCore Enterprises, Inc.	$1,859,545	$(1,498,398)

Net income (loss) per common share attributable to HeartCore Enterprises, Inc.
Basic	$0.10	$(0.09)
Diluted	$0.10	$(0.09)
Weighted average common shares outstanding
Basic	19,066,160	17,265,332
Diluted	19,066,160	17,265,332

HeartCore Enterprises, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$5,209,915	$7,177,326
Accounts receivable	2,380,128	551,064
Short-term investment in warrants	437,812	-
Prepaid expenses	919,916	538,230
Due from related party	47,536	48,447
Other current assets	31,534	220,070
Total current assets	9,026,841	8,535,137

Non-current assets:
Property and equipment, net	214,566	203,627
Operating lease right-of-use assets	2,549,834	2,644,957
Intangible asset, net	4,993,750	-
Goodwill	3,276,441	-
Long-term investment in warrants	3,764,888	-
Deferred tax assets	245,997	263,339
Security deposits	367,981	244,395
Long-term loan receivable from related party	229,955	246,472
Other non-current assets	75	661
Total non-current assets	15,643,487	3,603,451

Total assets	$24,670,328	$12,138,588

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,160,309	$497,742
Accrued payroll and other employee costs	416,779	360,222
Due to related party	2,923	402
Current portion of long-term debts	640,534	697,877
Insurance premium financing	352,518	-
Factoring liability	173,582	-
Operating lease liabilities, current	288,081	291,863
Finance lease liabilities, current	13,663	19,294
Income tax payables	681,830	2,747
Deferred revenue	1,530,472	1,724,519
Other current liabilities	225,167	53,027
Total current liabilities	5,485,858	3,647,693

Non-current liabilities:
Long term debts	1,490,664	1,123,735
Operating lease liabilities, non-current	2,314,160	2,421,054
Finance lease liabilities, non-current	-	459
Deferred tax liabilities	1,398,250	-
Other non-current liabilities	135,536	138,018
Total non-current liabilities	5,338,610	3,683,266

Total liabilities	10,824,468	7,330,959

Shareholders’ equity:
Preferred shares ($0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	-	-
Common shares ($0.0001 par value, 200,000,000 shares authorized; 20,842,690 and 17,649,886 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	2,083	1,764
Additional paid-in capital	19,079,516	15,014,607
Accumulated deficit	(8,691,290)	(10,573,579)
Accumulated other comprehensive income	342,093	364,837
Total HeartCore Enterprises, Inc. shareholders’ equity	10,732,402	4,807,629
Non-controlling interest	3,113,458	-
Total shareholders’ equity	13,845,860	4,807,629

Total liabilities and shareholders’ equity	$24,670,328	$12,138,588

HeartCore Enterprises, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	For the three months ended	For the three months ended
	March 31, 2023	March 31, 2022

Cash flows from operating activities
Net income (loss)	$1,808,037	$(1,578,451)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expenses	123,312	24,889
Amortization of debt issuance costs	758	866
Non-cash lease expense	76,017	75,986
Deferred income taxes	(17,284)	6,311
Stock-based compensation	915,228	422,164
Changes in fair value of investments in warrants	(193,365)	-
Changes in assets and liabilities:
Accounts receivable	(66,833)	(217,638)
Investments in warrants	(4,009,335)	-
Prepaid expenses	(45)	(488,970)
Other assets	78,241	(34,896)
Accounts payable and accrued expenses	(94,363)	(79,982)
Accrued payroll and other employee costs	(178,733)	(27,492)
Due to related party	2,544	-
Operating lease liabilities	(73,147)	(78,226)
Finance lease liabilities	(53)	(174)
Income tax payables	678,725	(10,037)
Deferred revenue	(167,873)	(295,176)
Other liabilities	70,110	(113,027)
Net cash flows used in operating activities	(1,048,059)	(2,393,853)

Cash flows from investing activities
Purchases of property and equipment	(9,409)	(18,903)
Advance and loan provided to related party	-	(25,480)
Repayment of loan provided to related party	11,955	9,102
Payment for acquisition of subsidiary, net of cash acquired	(724,910)	-
Net cash flows used in investing activities	(722,364)	(35,281)

Cash flows from financing activities
Proceeds from initial public offering, net of issuance cost	-	13,602,554
Proceeds from issuance of common shares prior to initial public offering	-	220,572
Payments for finance leases	(5,658)	(14,916)
Proceeds from long-term debt	-	258,087
Repayment of long-term debts	(265,255)	(308,121)
Repayment of insurance premium financing	(36,517)	(41,280)
Repayment to related party	-	(903)
Net proceeds from factoring arrangement	173,582	-
Payments for debt issuance costs	(448)	(1,030)
Payment for mandatorily redeemable financial interest	-	(430,489)
Net cash flows provided by (used in) financing activities	(134,296)	13,284,474

Effect of exchange rate changes	(62,692)	(78,293)

Net change in cash and cash equivalents	(1,967,411)	10,777,047

Cash and cash equivalents - beginning of the period	7,177,326	3,136,839

Cash and cash equivalents - end of the period	$5,209,915	$13,913,886

Supplemental cash flow disclosures:
Interest paid	$16,968	$13,262
Income taxes paid	$-	$1,489

Non-cash investing and financing transactions
Payroll withheld as repayment of loan receivable from employees	$-	$2,065
Expense paid by related party on behalf of the Company	$-	$25,480
Share repurchase liability settled by issuance of common shares	$-	$16
Deferred offering costs recognized against the proceeds from the offering	$-	$178,847
Insurance premium financing	$389,035	$388,538
Liabilities assumed in connection with purchase of property and equipment	$6,288	$-
Common shares issued for acquisition of subsidiary	$3,150,000	$-